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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: August 5, 1999
                (Date of earliest event reported: August 3, 1999)

                                 XOOM.COM, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                        000-25139                    88-0361536
(State or other jurisdiction of    (Commission File Number)  (IRS Employer Identification No.)
        incorporation)

  300 Montgomery Street, Suite 300, San Francisco, California             94104
           (Address of Principal Executive Offices)                     (Zip Code)

                                 (415) 288-2500
              (Registrant's telephone number, including area code)

                                 Not applicable.
          (Former name or former address, if changed since last report)




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         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 3, 1999, the Registrant completed the acquisition of LiquidMarket, Inc., a Delaware corporation ("LiquidMarket"). The acquisition of LiquidMarket was consummated pursuant to an Agreement and Plan of Merger, dated as of July 26, 1999 (the "Merger Agreement"), providing for a merger of a wholly-owned subsidiary of the Registrant with and into LiquidMarket (the "Merger"), with LiquidMarket surviving as a wholly-owned subsidiary of the Registrant. Upon consummation of the Merger, approximately 930,426 shares of the Registrant's common stock became issuable and approximately 130,570 additional shares of the Registrant's common sock have been reserved for issuance upon the exercise of outstanding LiquidMarket options that the Registrant is assuming pursuant to the terms of the Merger Agreement, reflecting a common stock exchange ratio of 0.10281085 shares of the Registrant's common stock for each outstanding share of LiquidMarket's common stock (including shares of LiquidMarket's common stock issuable upon exercise of outstanding LiquidMarket options). The Merger was approved by 100% of the voting shares of the former shareholders of LiquidMarket, acting by written consent. The Merger is expected to be accounted for under the purchase method of accounting, and was structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements of LiquidMarket, Inc.

         The financial statements required by this item are not included in this report. Such financial statements will be filed by amendment to this Form 8-K within 60 days of the date hereof.

         (b)  Pro Forma Financial Information.

         The financial information required by this item is not included in this report. Such financial statements will be filed by amendment to this Form 8-K within 60 days of the date hereof.

         (c)  Exhibits.

         2.1 Agreement and Plan of Merger, dated as of July 26, 1999, by and among the Registrant, XOOM Acquisition Sub II, Inc., LiquidMarket, Inc. and the selling stockholders named therein.

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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            XOOM.COM, INC.




                            By:  /s/ Rajesh A. Aji
                               ----------------------------------------------
                                 Rajesh A. Aji
                                 Vice President, Corporate and Legal Affairs,
                                 General Counsel and Secretary

Date:  August 5, 1999